Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

•	Second quarter revenue of $476 million, up 26% year-over-year

•	Second quarter GAAP net income of $73 million, or $0.40 per diluted share, up 18% year-over-year

•	Second quarter non-GAAP net income* of $106 million, or $0.58 per diluted share, up 26% year-over-year

CAMBRIDGE, Mass. – July 30, 2014 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading provider of cloud services for delivering, optimizing and securing online content and business applications, today reported financial results for the second quarter ended June 30, 2014. Revenue for the second quarter of 2014 was $476 million, a 26% increase over second quarter 2013 revenue of $378 million.

"Akamai delivered an excellent second quarter with continued strong revenue, margins and earnings expansion.  Revenue growth remained solid across each geography and every solution category, with particularly strong performance in our Security and Media Delivery offerings," said Dr. Tom Leighton, Chief Executive Officer.  "We believe that our continued investments in support of our strategic goals will position us well to meet the needs of the rapidly-changing and fast-growing Internet ecosystem."

GAAP net income for the second quarter of 2014 was $73 million, or $0.40 per diluted share, slightly up from the prior quarter's GAAP net income, and an 18% increase over second quarter 2013 GAAP net income of $62 million, or $0.34 per diluted share.

Non-GAAP net income* for the second quarter of 2014 was $106 million, or $0.58 per diluted share, an increase from the prior quarter's non-GAAP net income of $105 million, and a 26% increase over second quarter 2013 non-GAAP net income of $84 million, or $0.46 per diluted share.

Adjusted EBITDA* for the second quarter of 2014 was $204 million, slightly up from the prior quarter's Adjusted EBITDA, and up from $166 million in the second quarter of 2013. Adjusted EBITDA margin* for the second quarter of 2014 was 43%, down two percentage points from the prior quarter and down a point from the same period last year.

GAAP income from operations for the second quarter of 2014 was $112 million, a decrease from the prior quarter's GAAP income from operations of $121 million, and up from $98 million in the second quarter of 2013.  GAAP operating margin for the second quarter of 2014 was 24%, down three percentage points from the prior quarter and down two points from the same period last year.

Non-GAAP income from operations* for the second quarter of 2014 was $156 million, a decrease from the prior quarter's non-GAAP income from operations of $159 million, and up from $129 million in the second quarter of 2013. Non-GAAP operating margin* for the second quarter of 2014 was 33%, down two percentage points from the prior quarter and down one point from the same period last year.

Cash from operations for the second quarter of 2014 was $200 million, or 42% of revenue. The Company had $1.5 billion of cash, cash equivalents and marketable securities as of June 30, 2014.

During the second quarter of 2014, under the share repurchase program authorized by the Board of Directors in October 2013, the Company spent approximately $71 million to repurchase 1.3 million shares of its common stock, at an average price of $54.89 per share. The Company had approximately 178 million shares of common stock outstanding as of June 30, 2014.

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-800-510-9691 (or 1-617-614-3453 for international calls) and using passcode No. 89744996. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 92037842.

About Akamai
Akamai® is the leading provider of cloud services for delivering, optimizing and securing online content and business applications.  At the core of the Company's solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise.  Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud.  To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$254,165	$333,891
Marketable securities	502,608	340,005
Accounts receivable, net	325,385	271,988
Prepaid expenses and other current assets	88,047	62,096
Deferred income tax assets	29,462	21,734
Current assets	1,199,667	1,029,714
Property and equipment, net	536,637	450,287
Marketable securities	735,629	573,026
Goodwill and acquired intangible assets, net	1,198,265	834,797
Deferred income tax assets	2,317	2,325
Other assets	96,142	67,536
Total assets	$3,768,657	$2,957,685
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$229,180	$224,095
Other current liabilities	54,112	39,071
Current liabilities	283,292	263,166
Convertible senior notes	595,385	—
Other liabilities	117,236	65,088
Total liabilities	995,913	328,254
Stockholders' equity	2,772,744	2,629,431
Total liabilities and stockholders' equity	$3,768,657	$2,957,685

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue	$476,035	$453,502	$378,106	$929,537	$746,152
Costs and operating expenses:
Cost of revenue (1) (2)	149,318	139,612	124,705	288,930	245,097
Research and development (1)	32,052	28,234	20,597	60,286	42,502
Sales and marketing (1)	91,462	81,065	67,825	172,527	130,515
General and administrative (1) (2)	81,880	76,161	61,351	158,041	116,731
Amortization of acquired intangible assets	8,403	6,848	5,734	15,251	11,794
Restructuring charges	569	735	391	1,304	822
Total costs and operating expenses	363,684	332,655	280,603	696,339	547,461
Income from operations	112,351	120,847	97,503	233,198	198,691
Interest income	1,740	1,639	1,477	3,379	3,085
Interest expense	(4,516)	(1,941)	—	(6,457)	—
Other (expense) income, net	(899)	(881)	341	(1,780)	209
Income before provision for income taxes	108,676	119,664	99,321	228,340	201,985
Provision for income taxes	35,790	46,864	37,426	82,654	68,603
Net income	$72,886	$72,800	$61,895	$145,686	$133,382

Net income per share:
Basic	$0.41	$0.41	$0.35	$0.82	$0.75
Diluted	$0.40	$0.40	$0.34	$0.80	$0.73

Shares used in per share calculations:
Basic	178,081	178,705	177,891	178,393	177,895
Diluted	180,841	182,038	181,388	181,439	181,475

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Cash flows from operating activities:
Net income	$72,886	$72,800	$61,895	$145,686	$133,382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,712	53,516	44,126	112,228	86,501
Stock-based compensation	31,678	25,114	24,801	56,792	47,732
Provision for doubtful accounts	377	87	879	464	1,199
Excess tax benefits from stock-based compensation	(4,483)	(15,178)	(5,503)	(19,661)	(9,622)
Provision for deferred income taxes	20,180	1,660	—	21,840	—
Amortization of debt discount and issuance costs	4,516	1,941	—	6,457	—
(Gain) loss on disposal of property and equipment	(177)	215	380	38	309
Gain and other activity related to divestiture of a business	—	—	(1,093)	—	(2,281)
Loss on investments	393	—	—	393	—
Change in fair value of contingent consideration	300	—	—	300	—
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	(23,117)	(18,137)	(6,848)	(41,254)	(35,203)
Prepaid expenses and other current assets	7,963	(20,961)	(4,761)	(12,998)	(16,208)
Accounts payable and accrued expenses	43,970	(22,511)	28,223	21,459	23,695
Deferred revenue	(409)	5,159	(1,613)	4,750	6,612
Other current liabilities	132	1,287	(112)	1,419	(223)
Other non-current assets and liabilities	(12,697)	4,031	690	(8,666)	(1,605)
Net cash provided by operating activities	200,224	89,023	141,064	289,247	234,288
Cash flows from investing activities:
Cash received (paid) for acquired businesses, net of cash acquired	115	(386,647)	80	(386,532)	80
Purchases of property and equipment and capitalization of internal-use software development costs	(70,519)	(84,006)	(76,520)	(154,525)	(137,349)
Purchases of short- and long-term marketable securities	(204,648)	(658,943)	(164,525)	(863,591)	(309,875)
Proceeds from sales and maturities of short- and long-term marketable securities	138,152	399,970	165,513	538,122	287,193
Proceeds from the sale of property and equipment	418	166	166	584	426
Other non-current assets and liabilities	2,442	(998)	(362)	1,444	(362)
Net cash used in investing activities	(134,040)	(730,458)	(75,648)	(864,498)	(159,887)
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes, net	(868)	679,603	—	678,735	—
Proceeds from the issuance of warrants	—	77,970	—	77,970	—
Payment for bond hedge	—	(101,292)	—	(101,292)	—
Repayment of acquired debt and capital leases	—	(17,862)	—	(17,862)	—
Proceeds from the issuance of common stock under stock plans	13,670	44,329	17,897	57,999	28,261
Excess tax benefits from stock-based compensation	4,483	15,178	5,503	19,661	9,622
Employee taxes paid related to net share settlement of stock-based awards	(7,977)	(26,271)	(3,810)	(34,248)	(21,125)
Repurchases of common stock	(71,344)	(116,147)	(42,504)	(187,491)	(82,782)
Net cash (used in) provided by financing activities	(62,036)	555,508	(22,914)	493,472	(66,024)
Effects of exchange rate changes on cash and cash equivalents	1,291	762	(2,912)	2,053	(5,501)
Net increase (decrease) in cash and cash equivalents	5,439	(85,165)	39,590	(79,726)	2,876
Cash and cash equivalents at beginning of period	248,726	333,891	165,275	333,891	201,989
Cash and cash equivalents at end of period	$254,165	$248,726	$204,865	$254,165	$204,865

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Income from operations	$112,351	$120,847	$97,503	$233,198	$198,691
Amortization of acquired intangible assets	8,403	6,848	5,734	15,251	11,794
Stock-based compensation	31,678	25,114	24,801	56,792	47,732
Amortization of capitalized stock-based compensation	2,016	1,928	1,978	3,944	3,879
Amortization of capitalized interest expense	18	—	—	18	—
Acquisition-related costs	792	3,392	31	4,184	368
Restructuring charges	569	735	391	1,304	822
Gain and other activity related to divestiture of a business	—	—	(1,093)	—	(2,281)
Operating adjustments	43,476	38,017	31,842	81,493	62,314
Non-GAAP income from operations	$155,827	$158,864	$129,345	$314,691	$261,005
Non-GAAP operating margin	33%	35%	34%	34%	35%

Net income	$72,886	$72,800	$61,895	$145,686	$133,382
Operating adjustments (from above)	43,476	38,017	31,842	81,493	62,314
Amortization of debt discount and issuance costs	4,516	1,941	—	6,457	—
Loss on investments	393	—	—	393	—
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(15,721)	(7,841)	(9,726)	(23,562)	(18,452)
Non-GAAP net income	105,550	104,917	84,011	210,467	177,244

Depreciation and amortization	48,275	44,740	36,414	93,015	70,828
Interest income	(1,740)	(1,639)	(1,477)	(3,379)	(3,085)
Other expense (income)	506	881	(341)	1,387	(209)
Provision for GAAP income taxes	35,790	46,864	37,426	82,654	68,603
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	15,721	7,841	9,726	23,562	18,452
Adjusted EBITDA	$204,102	$203,604	$165,759	$407,706	$331,833
Adjusted EBITDA margin	43%	45%	44%	44%	44%

Non-GAAP net income per share:
Basic	$0.59	$0.59	$0.47	$1.18	$1.00
Diluted	$0.58	$0.58	$0.46	$1.16	$0.98

Shares used in non-GAAP per share calculations:
Basic	178,081	178,705	177,891	178,393	177,895
Diluted	180,841	182,038	181,388	181,439	181,475

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Six Months Ended
(in thousands, except end of period statistics)	June 30, 2014	March 31, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenue by solution category:
Media Delivery Solutions	$216,174	$214,833	$179,418	$431,007	$360,606
Performance and Security Solutions	217,415	197,977	167,881	415,392	324,523
Service and Support Solutions	42,446	40,692	31,429	83,138	58,894
Advertising Decision Solutions and Other	—	—	(622)	—	2,129
Total revenue	$476,035	$453,502	$378,106	$929,537	$746,152

Stock-based compensation:
Cost of revenue	$3,076	$2,795	$2,718	$5,871	$5,345
Research and development	5,061	4,477	3,867	9,538	8,236
Sales and marketing	12,796	10,532	9,799	23,328	19,230
General and administrative	10,745	7,310	8,417	18,055	14,921
Total stock-based compensation	$31,678	$25,114	$24,801	$56,792	$47,732

Depreciation and amortization:
Network-related depreciation	$38,496	$36,665	$30,299	$75,161	$59,219
Other depreciation and amortization	9,779	8,075	6,115	17,854	11,609
Depreciation of property and equipment	48,275	44,740	36,414	93,015	70,828
Capitalized stock-based compensation amortization	2,016	1,928	1,978	3,944	3,879
Capitalized interest expense amortization	18	—	—	18	—
Amortization of acquired intangible assets	8,403	6,848	5,734	15,251	11,794
Total depreciation and amortization	$58,712	$53,516	$44,126	$112,228	$86,501

Capital expenditures:
Purchases of property and equipment	$50,963	$59,283	$54,369	$110,246	$100,847
Capitalized internal-use software development costs	28,265	24,701	18,129	52,966	35,127
Capitalized stock-based compensation	3,943	3,784	3,245	7,727	6,183
Capitalized interest expense	597	237	—	834	—
Total capital expenditures*	$83,768	$88,005	$75,743	$171,773	$142,157

Net increase in cash, cash equivalents and marketable securities	$73,001	$172,479	$35,978	$245,480	$23,172

End of period statistics:
Number of employees	4,558	4,290	3,453
Number of deployed servers	154,079	149,553	137,788

* See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin and capital expenditures, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature and not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Akamai's operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees and executives, the expense varies with changes in the stock price and market conditions at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation in order to better understand the performance of Akamai's core business performance and to be consistent with the way investors evaluate its performance and comparison of its operating results to peer companies.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from non-GAAP financial measures when evaluating its continuing business performance as such items are not consistently recurring and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations of its business.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other one-time direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amount of contingent consideration associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of its acquisition transactions.

•
Gains and other activity related to divestiture of a business – Akamai recognized a gain and other activity related to the divestiture of its Advertising Decision Solutions business. Akamai excludes gains and other activity related to divestiture of a business from non-GAAP financial measures because transactions of this nature occur infrequently and are not considered part of Akamai's core business operations.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt which are recorded as an asset in the consolidated balance sheet. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

•
Loss on investments – Akamai has incurred losses from the impairment of certain investments. Akamai believes excluding these amounts from non-GAAP financial measures is useful to investors as they occur infrequently, are not representative of Akamai's core business operations or meaningful in evaluating Akamai’s business results.

•
Income tax-effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to more properly reflect the income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; restructuring charges; acquisition-related costs; gains and other activity related to divestiture of a business; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-effected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges; acquisition-related costs; certain gains and losses on investments; gains and other activity related to divestiture of a business; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; gains and losses on investments, legal settlements and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share. Until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; restructuring charges; acquisition-related costs; certain gains and losses on investments; gains and other activity related to divestiture of a business; foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; gains and losses on legal settlements and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release.  Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change.  However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.